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                    SPIROS DEVELOPMENT CORPORATION II, INC.
                           (a Delaware corporation)



                           DURA PHARMACEUTICALS, INC.
                            (a Delaware corporation)



                                3,750,000 Units

                            Each Unit Consisting of
  One Share of Callable Common Stock of Spiros Development Corporation II, Inc.
                          and One Warrant to Purchase
     One-Fourth of One Share of Common Stock of Dura Pharmaceuticals, Inc.



                            U.S. PURCHASE AGREEMENT



Dated:  December __, 1997


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

                               TABLE OF CONTENTS

SECTION 1.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  5
     (a)    Representations and Warranties by the Companies. . . . . . . . .  5
                    (i)  Compliance with Registration Requirements. . . . . .  5
            (ii)    Incorporated Documents. . . . . . . . . . . . . . . . . .  6
            (iii)   Independent Accountants . . . . . . . . . . . . . . . . .  6
            (iv)    Financial Statements. . . . . . . . . . . . . . . . . . .  6
            (v)     No Material Adverse Change in Business. . . . . . . . . .  7
            (vi)    Good Standing of the Companies. . . . . . . . . . . . . .  8
            (vii)   Good Standing of Subsidiaries . . . . . . . . . . . . . .  8
            (viii)  Capitalization. . . . . . . . . . . . . . . . . . . . . .  9
            (ix)    Authorization of Agreements . . . . . . . . . . . . . . .  9
            (x)     Authorization and Description of Units. . . . . . . . . . 10
            (xi)    Registration or Similar Rights Waived . . . . . . . . . . 11
            (xii)   Absence of Defaults and Conflicts . . . . . . . . . . . . 11
            (xiii)  Compliance with Laws. . . . . . . . . . . . . . . . . . . 12
            (xiv)   Absence of Labor Dispute. . . . . . . . . . . . . . . . . 13
            (xv)    Absence of Proceedings. . . . . . . . . . . . . . . . . . 13
            (xvi)   Accuracy of Exhibits. . . . . . . . . . . . . . . . . . . 13
            (xvii)  Possession of Intellectual Property . . . . . . . . . . . 13
            (xviii) Absence of Further Requirements . . . . . . . . . . . . . 14
            (xix)   Possession of Licenses and Permits. . . . . . . . . . . . 14
            (xx)    Title to Property . . . . . . . . . . . . . . . . . . . . 15
            (xxi)   Compliance with Cuba Act. . . . . . . . . . . . . . . . . 15
            (xxii)  Investment Company Act. . . . . . . . . . . . . . . . . . 15
            (xxiii) Environmental Laws. . . . . . . . . . . . . . . . . . . . 15
            (xxiv)  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 16
            (xxv)   Insurance . . . . . . . . . . . . . . . . . . . . . . . . 16
            (xxvi)  Accounting Controls . . . . . . . . . . . . . . . . . . . 16
            (xxvii) Lock-up Agreements. . . . . . . . . . . . . . . . . . . . 16
            (xxviii)Affiliate Transactions. . . . . . . . . . . . . . . . . . 17
            (xxix)    Distribution of Prospectuses. . . . . . . . . . . . . . 17
     (b)    Officer's Certificates. . . . . . . . . . . . . . . . . . . . . . 17
SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing . . . . . . . . . 17
     (a)    Initial U.S. Units. . . . . . . . . . . . . . . . . . . . . . . . 17
     (b)    U.S. Option Units . . . . . . . . . . . . . . . . . . . . . . . . 17
     (c)    Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     (d)    Denominations; Registration . . . . . . . . . . . . . . . . . . . 18
SECTION 3.  Covenants of the Companies. . . . . . . . . . . . . . . . . . . . 19
     (a)    Compliance with Securities Regulations and Commission
            Requests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     (b)    Filing of Amendments. . . . . . . . . . . . . . . . . . . . . . . 19
     (c)    Delivery of Registration Statement. . . . . . . . . . . . . . . . 19
     (d)    Delivery of Prospectuses. . . . . . . . . . . . . . . . . . . . . 20

     (e)    Continued Compliance with Securities Laws . . . . . . . . . . . . 20
     (f)    Rule 158. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     (g)    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 21
     (h)    Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     (i)    Restriction on Sale of Dura Common Stock. . . . . . . . . . . . . 21
     (j)    Reporting Requirements. . . . . . . . . . . . . . . . . . . . . . 21
     (k)    Compliance with NASD Rules. . . . . . . . . . . . . . . . . . . . 22
SECTION 4.  Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . 22
     (a)    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     (b)    Termination of Agreement. . . . . . . . . . . . . . . . . . . . . 22
SECTION 5.  Conditions of U.S. Underwriters' Obligations. . . . . . . . . . . 23
     (a)    Effectiveness of Registration Statement . . . . . . . . . . . . . 23
     (b)    Opinion of Counsel for the Companies. . . . . . . . . . . . . . . 23
     (c)    Opinion of Patent Counsel for the Companies . . . . . . . . . . . 23
     (d)    Opinion of Regulatory Counsel for the Companies . . . . . . . . . 23
     (e)    Opinion of Counsel for the U.S. Underwriters. . . . . . . . . . . 23
     (f)    Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . 24
     (g)    Accountants' Comfort Letter . . . . . . . . . . . . . . . . . . . 24
     (h)    Bring-down Comfort Letter . . . . . . . . . . . . . . . . . . . . 24
     (i)    Approval of Listing . . . . . . . . . . . . . . . . . . . . . . . 25
     (j)    No Objection. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     (k)    Lock-up Agreements. . . . . . . . . . . . . . . . . . . . . . . . 25
     (l)    Purchase of Initial International Units . . . . . . . . . . . . . 25
     (m)    Conditions to Purchase of U.S. Option Units . . . . . . . . . . . 25
            (i)    Officers' Certificate. . . . . . . . . . . . . . . . . . . 25
            (ii)   Opinions of Counsel for the Companies. . . . . . . . . . . 25
            (iii)  Opinion of Counsel for the U.S. Underwriters . . . . . . . 25
            (iv)   Bring-down Comfort Letter. . . . . . . . . . . . . . . . . 26
     (n)    Additional Documents. . . . . . . . . . . . . . . . . . . . . . . 26
     (o)    Termination of Agreement. . . . . . . . . . . . . . . . . . . . . 26
SECTION 6.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 26
     (a)    Indemnification of U.S. Underwriters. . . . . . . . . . . . . . . 26
     (b)    Indemnification of the Companies, Directors and Officers. . . . . 27
     (c)    Actions against Parties; Notification . . . . . . . . . . . . . . 27
     (d)    Settlement without Consent if Failure to Reimburse. . . . . . . . 28
SECTION 7.  Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 8.  Representations, Warranties and Agreements to Survive
            Delivery. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 9.  Termination of Agreement. . . . . . . . . . . . . . . . . . . . . 30
     (a)    Termination; General. . . . . . . . . . . . . . . . . . . . . . . 30

SECTION 1.  Representations and Warranties. . . . . . . . . . . . . . . . . .  5
     (a)    Representations and Warranties by the Companies . . . . . . . . .  5
            (i)    Compliance with Registration Requirements. . . . . . . . .  5

            (ii)    Incorporated Documents. . . . . . . . . . . . . . . . . .  6
            (iii)   Independent Accountants . . . . . . . . . . . . . . . . .  6
            (iv)    Financial Statements. . . . . . . . . . . . . . . . . . .  6
            (v)     No Material Adverse Change in Business. . . . . . . . . .  7
            (vi)    Good Standing of the Companies. . . . . . . . . . . . . .  7
            (vii)   Good Standing of Subsidiaries . . . . . . . . . . . . . .  8
            (viii)  Capitalization. . . . . . . . . . . . . . . . . . . . . .  9
            (ix)    Authorization of Agreements . . . . . . . . . . . . . . .  9
            (x)     Authorization and Description of Units. . . . . . . . . . 10
            (xi)    Registration or Similar Rights Waived . . . . . . . . . . 11
            (xii)   Absence of Defaults and Conflicts . . . . . . . . . . . . 11
            (xiii)  Compliance with Laws  . . . . . . . . . . . . . . . . . . 12
            (xiv)   Absence of Labor Dispute. . . . . . . . . . . . . . . . . 12
            (xv)    Absence of Proceedings. . . . . . . . . . . . . . . . . . 13
            (xvi)   Accuracy of Exhibits. . . . . . . . . . . . . . . . . . . 13
            (xvii)  Possession of Intellectual Property . . . . . . . . . . . 13
            (xviii) Absence of Further Requirements . . . . . . . . . . . . . 14
            (xix)   Possession of Licenses and Permits. . . . . . . . . . . . 14
            (xx)    Title to Property . . . . . . . . . . . . . . . . . . . . 15
            (xxi)   Compliance with Cuba Act. . . . . . . . . . . . . . . . . 15
            (xxii)  Investment Company Act. . . . . . . . . . . . . . . . . . 15
            (xxiii) Environmental Laws. . . . . . . . . . . . . . . . . . . . 15
            (xxiv)  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 16
            (xxv)   Insurance . . . . . . . . . . . . . . . . . . . . . . . . 16
            (xxvi)  Accounting Controls . . . . . . . . . . . . . . . . . . . 16
            (xxvii) Lock-up Agreements. . . . . . . . . . . . . . . . . . . . 16
            (xxviii)Affiliate Transactions. . . . . . . . . . . . . . . . . . 17
            (xxix)  Distribution of Prospectuses. . . . . . . . . . . . . . . 17
     (b)    Officer's Certificates. . . . . . . . . . . . . . . . . . . . . . 17
SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing . . . . . . . . . 17
     (a)    Initial U.S. Units. . . . . . . . . . . . . . . . . . . . . . . . 17
     (b)    U.S. Option Units . . . . . . . . . . . . . . . . . . . . . . . . 17
     (c)    Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     (d)    Denominations; Registration . . . . . . . . . . . . . . . . . . . 18
SECTION 3.  Covenants of the Companies. . . . . . . . . . . . . . . . . . . . 19
     (a)    Compliance with Securities Regulations and Commission
            Requests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     (b)    Filing of Amendments. . . . . . . . . . . . . . . . . . . . . . . 19
     (c)    Delivery of Registration Statement. . . . . . . . . . . . . . . . 19
     (d)    Delivery of Prospectuses. . . . . . . . . . . . . . . . . . . . . 20
     (e)    Continued Compliance with Securities Laws . . . . . . . . . . . . 20
     (f)    Rule 158. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     (g)    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 20
     (h)    Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

     (i)    Restriction on Sale of Dura Common Stock. . . . . . . . . . . . . 21
     (j)    Reporting Requirements. . . . . . . . . . . . . . . . . . . . . . 21
SECTION 4.  Payment of Expenses.  . . . . . . . . . . . . . . . . . . . . . . 21
     (a)    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     (b)    Termination of Agreement. . . . . . . . . . . . . . . . . . . . . 22
SECTION 5.  Conditions of U.S. Underwriters' Obligations. . . . . . . . . . . 22
     (a)    Effectiveness of Registration Statement . . . . . . . . . . . . . 22
     (b)    Opinion of Counsel for the Companies. . . . . . . . . . . . . . . 22
     (c)    Opinion of Patent Counsel for the Companies . . . . . . . . . . . 23
     (d)    Opinion of Regulatory Counsel for the Companies . . . . . . . . . 23
     (e)    Opinion of Counsel for the U.S. Underwriters. . . . . . . . . . . 23
     (f)    Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . 23
     (g)    Accountants' Comfort Letter . . . . . . . . . . . . . . . . . . . 24
     (h)    Bring-down Comfort Letter . . . . . . . . . . . . . . . . . . . . 24
     (i)    Approval of Listing . . . . . . . . . . . . . . . . . . . . . . . 24
     (j)    No Objection. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     (k)    Lock-up Agreements. . . . . . . . . . . . . . . . . . . . . . . . 24
     (l)    Purchase of Initial International Units . . . . . . . . . . . . . 24
     (m)    Conditions to Purchase of U.S. Option Units . . . . . . . . . . . 24
            (i)    Officers' Certificate. . . . . . . . . . . . . . . . . . . 24
            (ii)   Opinions of Counsel for the Companies. . . . . . . . . . . 25
            (iii)  Opinion of Counsel for the U.S. Underwriters . . . . . . . 25
            (iv)   Bring-down Comfort Letter. . . . . . . . . . . . . . . . . 25
     (n)    Additional Documents. . . . . . . . . . . . . . . . . . . . . . . 25
     (o)    Termination of Agreement. . . . . . . . . . . . . . . . . . . . . 25
SECTION 6.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 26
     (a)    Indemnification of U.S. Underwriters. . . . . . . . . . . . . . . 26
     (b)    Indemnification of the Companies and Directors and Officers . . . 26
     (c)    Actions against Parties; Notification . . . . . . . . . . . . . . 27
     (d)    Settlement without Consent if Failure to Reimburse. . . . . . . . 27
SECTION 7.  Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 8.  Representations, Warranties and Agreements to Survive
            Delivery. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 9.  Termination of Agreement. . . . . . . . . . . . . . . . . . . . . 29
     (a)    Termination; General. . . . . . . . . . . . . . . . . . . . . . . 29
     (b)    Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 10. Default by One or More of the U.S. Underwriters . . . . . . . . . 30
SECTION 11. Default by the Companies. . . . . . . . . . . . . . . . . . . . . 31
SECTION 12. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 13. Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 14. Governing Law and Time. . . . . . . . . . . . . . . . . . . . . . 32
SECTION 15. Effect of Headings. . . . . . . . . . . . . . . . . . . . . . . . 32

SCHEDULES

Schedule A -   List of U.S. Underwriters. . . . . . . . . . . . . . . .  Sch A-1
Schedule B -   Pricing Information. . . . . . . . . . . . . . . . . . .  Sch B-1
Schedule C -   List of Persons and Entities Subject to Lock-up. . . . .  Sch C-1

EXHIBITS
Exhibit A -    Form of Opinion of Counsel for Dura. . . . . . . . . . . . .  A-1
Exhibit B -    Form of Opinion of Intellectual Property
               Counsel for Dura . . . . . . . . . . . . . . . . . . . . . .  B-1
Exhibit C -    Form of Opinion of U.S. Regulatory Counsel
               for the Companies. . . . . . . . . . . . . . . . . . . . . .  C-1
Exhibit D -    Form of Lock-up Letter . . . . . . . . . . . . . . . . . . .  D-1

                       SPIROS DEVELOPMENT CORPORATION II, INC.
                               (a Delaware corporation)



                              DURA PHARMACEUTICALS, INC.
                               (a Delaware corporation)



                                   3,750,000 Units

                               Each Unit Consisting of
   One Share of Callable Common Stock of Spiros Development Corporation II, Inc.
                             and One Warrant to Purchase
       One-Fourth of One Share of Common Stock of Dura Pharmaceuticals, Inc.


                               U.S. PURCHASE AGREEMENT
                               -----------------------

                                                               December __, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
    as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

    Spiros Development Corporation II, Inc., a Delaware corporation ("SDC II"), and Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura" and, together with SDC II, the "Companies"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith ("Merrill Lynch") and each of the other U.S. Underwriters named in

Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Companies, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective number of units set forth in said Schedule A, each unit composed of one share of callable common stock, par value $.001 per share, of SDC II ("SDC II Common Stock") and one warrant (each a "Warrant") that will entitle the registered owner thereof to purchase one-fourth of one share of common stock, par value $.001 per share, of Dura ("Dura Common Stock") at a per share exercise price as set forth in Schedule B hereto, pursuant to and subject to certain adjustments as set forth in the Warrant certificate to be issued as part of the Unit Certificate (as hereinafter defined), and with respect to the grant by SDC II and Dura to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 562,500 additional units to cover over-allotments, if any. The SDC II Common Stock and the Warrants will be paired for sale as units by SDC II and Dura and then sold to the U.S. Underwriters. The aforesaid 3,750,000 units (the "Initial U.S. Units") to be purchased by the U.S. Underwriters and all or any part of the 562,500 units subject to the option described in Section 2(b) (the "U.S. Option Units") are hereinafter called, collectively, the "U.S. Units".

    It is understood that the Companies concurrently are entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Companies of an aggregate of 937,500 units composed of one share of SDC II Common Stock and one Warrant (the "Initial International Units") through arrangements with certain underwriters outside the United States and Canada (the "Managers") for whom Merrill Lynch International is acting as lead manager (the "Lead Manager") and the grant by the Companies to the Managers, acting severally and not jointly, of an option to purchase all or any part of the Managers' pro rata portion of up to 140,625 additional units composed of one share of SDC II Common Stock and one Warrant solely to cover over-allotments, if any (the "International Option Units" and, together with the U.S. Option Units, the "Option Units"). The Initial International Units and the International Option Units are hereinafter called the "International Units". It is understood that the Companies are not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Units unless all of the Initial International Units are contemporaneously purchased by the Managers.

    The U.S. Underwriters and the Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Units and the Initial
International Units are hereinafter collectively called the "Initial Units", and the U.S. Units and the International Units are hereinafter collectively called the "Units".

    The Underwriters concurrently will enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

    The Companies understand that the U.S. Underwriters propose to make a public offering of the U.S. Units as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

    Each Unit initially will be represented by a certificate representing one or more Warrants and one or more shares of SDC II Common Stock (a "Unit Certificate"). Each Unit will be transferable only as a whole and as described in the Prospectuses (as hereinafter defined) through December 31, 1999 or such earlier date on which the Purchase Option (as defined in the Prospectuses) is exercised or expires unexercised, after which date the Warrants and the SDC II Common Stock will trade separately; PROVIDED, HOWEVER, that such separation date will be accelerated upon the occurrence of an Acceleration Event (as defined in the Prospectuses) with respect to Dura. The SDC II Common Stock, the Warrants and the U.S. Units are more fully described in the Registration Statement (as hereinafter defined) and the Prospectuses.

    The Companies and the U.S. Underwriters agree that up to [_______] shares of the Initial U.S. Units to be purchased by the U.S. Underwriters (the "Reserved Units") shall be reserved for sale by the U.S. Underwriters to certain eligible employees and persons having business relationships with the Companies, as part of the distribution of the U.S. Units by the U.S. Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Units are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Companies by the end of the first business day after the date of this Agreement, such Reserved Units may be offered to the public as part of the public offering contemplated hereby.

    The Companies have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement (Nos. 333-37673 and 333-37673-01) covering the registration of the U.S. Units under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, (a) with respect to SDC II, on Form S-1, relating to the SDC II Common Stock comprising a portion of the U.S. Units, and (b) with respect to Dura, on Form S-3, relating to the Warrants comprising a portion of the U.S. Units, the Dura Common Stock underlying the Warrants and the Dura Common Stock issuable upon exercise of the Purchase Option. Promptly after execution and delivery of this Agreement, the Companies will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Companies have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Units: one relating to the U.S. Units (the "Form of U.S. Prospectus") and one relating to the International Units (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages, the information under the caption "Underwriting", the inclusion in the "Prospectus Summary" section of the Form of International Prospectus of a paragraph under the caption "United States Taxation of Non-U.S. Persons" and the exclusion in the Form of International Prospectus of a section under the caption "United States Federal Income Tax Consequences." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (A) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (B) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information". Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Units (the "Unit Offering") are herein called the "U.S. Prospectus" and the "International Prospectus", respectively, and, collectively, the "Prospectuses". If Rule 434 is relied on, the term "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated December 1, 1997 and the preliminary International Prospectus dated December 1, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    Prior to the Closing Time (as defined), Dura intends to acquire all of the outstanding capital stock of Spiros Development Corporation ("SDC") for an aggregate purchase price of approximately $45.7 million, payable in cash, shares of Dura Common Stock, or any combination thereof (the "SDC Purchase").

    All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and the Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of

U.S. Prospectus and the Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

    SECTION 1.  REPRESENTATIONS AND WARRANTIES.

    (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANIES. The Companies jointly and severally represent and warrant to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each U.S. Underwriter, as follows:

         (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Dura meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Companies, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto become effective and at the Closing Time (and, if any U.S. Option Units are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements were issued and at the Closing Time (and, if any U.S. Option Units are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Companies will comply with the requirements of Rule
    434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Companies in writing by any U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement or the U.S. Prospectus.

         Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any U.S. Option Units are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (iii) INDEPENDENT ACCOUNTANTS. Deloitte & Touche LLP, which are reporting upon the audited financial statements and supporting schedules with respect to Dura, Spiros Development Corporation ("SDC") and SDC II incorporated by reference or included in the Registration Statement, are independent accountants as required by the 1933 Act and the 1933 Act Regulations.

         (iv) FINANCIAL STATEMENTS. (A) The financial statements of Dura incorporated by reference or included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of Dura (and, for relevant periods consistent with the Commission's rules and regulations, Dura's Subsidiaries (as defined in clause (vii) below)) at the dates indicated and the statements of operations, shareholders' equity and cash flows of Dura (and, for relevant periods consistent with the Commission's rules and regulations, each of the Subsidiaries) for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and summary financial information for Dura and the Subsidiaries included in the Prospectuses present fairly in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of Dura and the Subsidiaries included in the Registration Statement. Other than the financial statements and schedules referred to in this paragraph
    (iv), no other financial statements or schedules are required to be included in the Registration Statement or incorporated therein by reference.

         (B) The financial statements of SDC included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of SDC at the dates indicated and the statements of operations, shareholders' equity and cash flows of SDC for the periods specified; EXCEPT AS OTHERWISE STATED IN THE REGISTRATION STATEMENT, said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

         (C) The financial statements of SDC II included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of SDC II at the date indicated; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with GAAP.

         (D) The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses or incorporated therein by reference present fairly in accordance with GAAP the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Dura and the Subsidiaries (as defined below), considered as one enterprise, whether or not arising in the ordinary course of business (a "Dura Material Adverse Effect"), (B) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of SDC, whether or not arising in the ordinary course of business (an "SDC Material Adverse Effect"), (C) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of SDC II, whether or not arising in the ordinary course of business (an "SDC II Material Adverse Effect"),
    (D) there have been no transactions entered into by Dura or any Subsidiary, SDC or SDC II, other than in the ordinary course of business, which are material with respect to Dura and the Subsidiaries, considered as one enterprise, SDC or SDC II, respectively, and (D) there has been no dividend or distribution of any kind declared, paid or made by each of SDC, SDC II or Dura, on any class of its respective capital stock. As used in this Agreement on the date hereof, a "Material Adverse Effect" shall mean both a Dura Material Adverse Effect and an SDC Material Adverse Effect.

         (vi) GOOD STANDING OF THE COMPANIES. (A) Dura has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and Dura is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Dura Material Adverse Effect.

         (B) SDC II has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and SDC II is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in an SDC II Material Adverse Effect.

         (vii)     GOOD STANDING OF SUBSIDIARIES.   Dura Delivery Systems,
    Inc., a Delaware corporation ("DDSI"), Health Script Pharmacy Services, Inc., a Colorado corporation ("Health Script"), Healthco Solutions, Inc., a Colorado corporation ("Healthco"), HS Wholesaler, Inc., a Colorado corporation ("HS Wholesaler"), Scandi Acquisition Corp., a Delaware corporation ("Scandi"), DCI, Ltd., a corporation organized under the laws of the Cayman Islands ("DCI"), Dura (Bermuda) Trading Company Ltd., a corporation organized under the laws of Bermuda ("Dura (Bermuda)") are the only subsidiaries of Dura (DDSI, Health Script, Healthco, HS Wholesaler, Scandi, DCI, Dura (Bermuda) and, unless otherwise indicated, SDC, are hereinafter referred to as the "Subsidiaries"). Except for the Subsidiaries, neither Dura nor any Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interests in any firm, partnership, association or other entity other than 775,193 shares of Common Stock of Trega Biosciences, Inc. and 754,799 shares of Common Stock of Cosmederm Technologies, Inc., each held by Dura. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (other than with respect to SDC) is owned solely by Dura or another Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising by operation of law, under the charter or by-laws of such Subsidiary or under any agreement to which Dura or such Subsidiary is a party.

         (B) Upon the consummation of the SDC Purchase, all of the outstanding shares of capital stock of SDC will be owned by Dura free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of each of Dura and SDC II is as set forth in the Prospectuses under the column "Actual" under the captions "Dura Capitalization" and "Spiros Corp. II Capitalization", respectively (except, in the case of Dura, for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or incorporated by reference therein or pursuant to the exercise of convertible securities, warrants or options referred to in the Prospectuses or incorporated by reference therein). The shares of issued and outstanding capital stock of each of Dura and SDC II have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of Dura or SDC II was issued in violation of the preemptive or other similar rights of any securityholder of Dura or SDC II, respectively, arising by operation of law, under the charter or by-laws of Dura or SDC II, as the case may be, or under any agreement to which Dura or SDC II is a party. Except as disclosed in the Prospectuses or incorporated by reference therein, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of Dura, SDC II or any Subsidiary or any security convertible into or exchangeable for capital stock of Dura, SDC II or any Subsidiary.

         (ix) AUTHORIZATION OF AGREEMENTS. (A) This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by each of Dura and SDC II.

         (B) The Warrant Agreement (as hereinafter defined) has been duly authorized by Dura, and when executed and delivered by Dura and the Warrant Agent thereunder, will constitute a valid and binding agreement of Dura, enforceable against Dura in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (C) Each of the Development Agreement, the Technology Agreement, the Albuterol and Product Option Agreement, the Manufacturing and Marketing Agreement and the Services Agreement (each as defined in the Prospectuses, and collectively referred to herein as the "Transaction Agreements") has been duly authorized by Dura and SDC II and, in the case of the Technology Agreement, Dura, SDC II, SDC and DDSI, and when executed and delivered by Dura and SDC II, and, in the case of the Technology Agreement, Dura, SDC II, SDC and DDSI, will constitute valid and binding agreements of each of Dura, SDC II, SDC and DDSI, as the case may be, enforceable against Dura, SDC II, SDC and DDSI in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (x) AUTHORIZATION AND DESCRIPTION OF UNITS. (A) The SDC II Common Stock to be issued by SDC II as a component of the Units has been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and to the Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by SDC II against payment of the purchase price therefor as provided in this Agreement and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the SDC II Common Stock conforms in all material respects to the statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of SDC II Common Stock will be subject to personal liability by reason of being such a holder; and the issuance of the SDC II Common Stock is not subject to the preemptive or other similar rights of any securityholder of SDC II.

         (B) The Warrants to be issued as a component of the Units have been duly authorized by Dura for issuance and sale to the U.S. Underwriters pursuant to this Agreement and to the Managers pursuant to the International Purchase Agreement, respectively, and, when duly executed, issued and delivered by Dura and duly countersigned by the Warrant Agent (as hereinafter defined) in the manner provided for in the Warrant Agreement (the "Warrant Agreement") to be entered into between Dura and ChaseMellon Shareholder Services, as warrant agent (the "Warrant Agent"), and, when issued and delivered by Dura against payment of the purchase price therefor as provided in this Agreement and the International Purchase Agreement, respectively, will constitute valid and binding obligations of Dura, entitled to the benefits of the Warrant Agreement, and will be enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); such Warrants are not subject to the preemptive rights of any stockholder of Dura.

         (C) Dura shall have available such number of shares of Dura Common Stock deliverable upon exercise of the Warrants as is sufficient to permit the exercise in full of the Warrants. All shares of Dura Common Stock issued upon exercise of the Warrants, when issued and paid for in accordance with the terms of the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable; shares of Dura Common Stock are not subject to the preemptive rights of any stockholder of Dura; and all corporate action required to be taken for such authorization, issue and sale of the Dura Common Stock will have been validly and sufficiently taken upon the issuance of the Warrants; such shares of Dura Common Stock conform in all material respects to the descriptions thereof contained or incorporated by reference in the Prospectuses and all corporate action required to be taken for the authorization, issue and sale of such shares of Dura Common Stock has been validly and sufficiently taken.

         (xi) REGISTRATION OR SIMILAR RIGHTS WAIVED. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Companies under the 1933 Act who have not waived such rights.

        (xii) ABSENCE OF DEFAULTS AND CONFLICTS. (A) Neither Dura nor any Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Dura or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of Dura or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of each of this Agreement, the International Purchase Agreement, the Warrant Agreement and the Transaction Agreements by Dura, SDC and DDSI, as the case may by, the issuance and delivery of the Warrants and the issuance of shares of Dura Common Stock upon the exercise of the Warrants and the consummation by Dura, SDC and DDSI, as the case may be, of the transactions contemplated in this Agreement, the International Purchase Agreement, the Warrant Agreement and the Transaction Agreements and in the Registration Statement (including the issuance and sale of the Warrants as part of the Units) and compliance by Dura, SDC and DDSI, as the case may be, with their respective obligations under this Agreement, the International Purchase Agreement, the Warrant Agreement and each of the Transaction Agreements to which they are a party have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Dura or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of Dura or any Subsidiary or any applicable material law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Dura or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Dura or any Subsidiary.

         (B) SDC II is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which SDC II is a party or by which it may be bound, or to which any of the property or assets of SDC II is subject (collectively, "SDC II Agreements and Instruments") except for such defaults that would not result in an SDC II Material Adverse Effect; and the execution, delivery and performance of each of this Agreement, the International Purchase Agreement and the Transaction Agreements by SDC II and the consummation by SDC II of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the SDC II Common Stock as part of the Units and the use of the proceeds from the sale of the Units as described in the Prospectuses under the caption "Use of Proceeds") and compliance by SDC II with its obligations under this Agreement, the International Purchase Agreement and each of the Transaction Agreements have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or SDC II Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of SDC II pursuant to, the SDC II Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in an SDC II Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of SDC II or any applicable material law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over SDC II or any of its assets, properties or operations.
    As used herein, an "SDC II Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by SDC II.

       (xiii) COMPLIANCE WITH LAWS. Except as set forth in the Prospectuses, Dura and the Subsidiaries and SDC II are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect or an SDC II Material Adverse Effect, as the case may be.

        (xiv) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of Dura or any Subsidiary exists or, to the knowledge of Dura, is imminent, and Dura is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Dura Material Adverse Effect or an SDC II Material Adverse Effect.

         (xv) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation (except applications for regulatory approval for marketing of pharmaceutical products) before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of either Dura or SDC II, threatened against or affecting Dura or any Subsidiary or SDC II that is required to be disclosed in the Registration Statement or that might reasonably be expected to have a Material Adverse Effect, or an SDC II Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of either Dura and the Subsidiaries (other than SDC), considered as one enterprise, or SDC II or SDC, as the case may be, or the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement, the Warrant Agreement and the Transaction Agreements or the performance by Dura or SDC II of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which Dura or any Subsidiary or SDC II, as the case may be, is a party or which affect any of their respective property or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to its business, could not reasonably be expected to result in a Material Adverse Effect or an SDC II Material Adverse Effect, as the case may be.

        (xvi) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been described and filed as required.

       (xvii) POSSESSION OF INTELLECTUAL PROPERTY. (A) Except as set forth in the Prospectuses, each of Dura and the Subsidiaries owns or possesses adequate licenses or other rights to use the patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), which are necessary for the operation of their businesses as presently conducted except where the failure to so own or have the right to use would not have a Material Adverse Effect. Except as disclosed in the Prospectuses, nothing has come to the attention of Dura or the Subsidiaries to the effect that (1) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by Dura or any of the Subsidiaries in connection with Dura's or such Subsidiary's business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by others, (2) there is pending or threatened any claim or litigation against or affecting Dura and the Subsidiaries contesting their right to sell or use any such product, process, method, substance, part or other material or (3) there is, or there is pending, any patent, invention, device, application or any applicable statute, law, rule, regulation, standard or code, in the case of each of clause (1), (2) or
    (3) above, which could have Material Adverse Effect.

         (B) SDC II will, to the extent provided for in the Technology Agreement, have the right to use all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) owned or controlled by Dura or the Subsidiaries, which are necessary for the operation of its business as described in the Prospectuses. SDC II has not received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations which singularly or in the aggregate, if the subject of an unfavorable ruling or finding, could have a SDC II Material Adverse Effect.

      (xviii) ABSENCE OF FURTHER REQUIREMENTS. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Companies of their obligations under this Agreement, the International Purchase Agreement, the Warrant Agreement and the Transaction Agreements, in connection with the offering, issuance, sale and delivery of the shares of SDC II Common Stock, the Warrants or the shares of Dura Common Stock deliverable upon exercise of the Warrants or the consummation of the transactions contemplated by this Agreement, the International Purchase Agreement, the Warrant Agreement and the Transaction Agreements, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

         (B) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the consummation by SDC and DDSI of the transactions contemplated by this Agreement, except such as have already been obtained.

        (xix) POSSESSION OF LICENSES AND PERMITS. Dura and the Subsidiaries and SDC II possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies material to the conduct of the business now operated by Dura, the Subsidiaries and SDC II, respectively; Dura and the Subsidiaries and SDC II are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect or a SDC II Material Adverse Effect, as the case may be; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect or a SDC II Material Adverse Effect, as the case may be; and neither Dura nor any Subsidiary nor SDC II has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or an SDC II Material Adverse Effect; provided, however, that no FDA approval has been received with respect to products that Dura, the Subsidiaries or SDC II currently are not permitted to market.

         (xx) TITLE TO PROPERTY. Dura and the Subsidiaries have good and marketable title to all material properties and assets owned by Dura and the Subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described or incorporated by reference in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Dura or the affected Subsidiaries, as the case may be; and all properties held under lease by Dura or any Subsidiary are held under valid, subsisting and enforceable leases.

         (B) SDC II has good and marketable title to all material properties and assets described in the Prospectuses as owned by it, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by SDC II.

        (xxi) COMPLIANCE WITH CUBA ACT. Dura has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
    517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

       (xxii) INVESTMENT COMPANY ACT. Neither of the Companies is and, upon the issuance and sale of the Units as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      (xxiii) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Dura Material Adverse Effect, (A) neither Dura nor any Subsidiary is in material violation of any federal, state, local or foreign law, rule, regulation, ordinance or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous
    Materials (collectively, "Environmental Laws"), (B) Dura and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of Dura, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against Dura or any of the Subsidiaries and (iv) to the best knowledge of Dura, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting
    Dura or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

       (xxiv) TAXES. Dura and the Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv)(A) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of Dura or any Subsidiary has not been finally determined or remains open to examination by applicable taxing authorities.

        (xxv) INSURANCE. Dura and the Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and all such insurance is in full force and effect.

       (xxvi) ACCOUNTING CONTROLS. Dura and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general and specific authorizations; (B) transactions are recorded as necessary to permit preparations of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (xxvii) LOCK-UP AGREEMENTS. The Companies have obtained and delivered to the U.S. Underwriters the agreements, in the form of Exhibit D hereto, of the persons and entities named in Schedule C annexed hereto to the effect that each such person will not, for a period of 90 days from the date of this Agreement and except as otherwise provided in their respective agreement, without the prior written consent of Merrill Lynch, directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Dura Common Stock or any securities convertible into or exercisable for shares of Dura Common Stock owned by such person or entity or with respect to which such person has the power of disposition.

     (xxviii) AFFILIATE TRANSACTIONS. No relationship, direct or indirect, exists between or among any of Dura or any affiliate of Dura, on the one hand, and any director, officer, shareholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectuses and which is not so described or is not described as required or is not incorporated by reference therein.

       (xxix) DISTRIBUTION OF PROSPECTUSES. The Companies have not distributed and, prior to the later to occur of (A) Closing Time and (B) completion of the distribution of the Units, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Units other than the Registration Statement, any preliminary prospectus, the Prospectuses or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the U.S. Representatives.

    (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of Dura or any Subsidiary or SDC II, delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by Dura or SDC II, as the case may be, to each U.S. Underwriter as to the matters covered thereby.

    SECTION 2.  SALE AND DELIVERY TO U.S. UNDERWRITERS; CLOSING.

    (a) INITIAL U.S. UNITS. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Companies, severally and not jointly, agree to sell to each U.S. Underwriter, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Companies, at the price per Unit set forth in Schedule B, the number of Initial U.S. Units set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Units that such U.S. Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

    (b) U.S. OPTION UNITS. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Companies, acting severally and not jointly, hereby grant an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 562,500 Units at the same price per Unit set forth in Schedule B for the Initial U.S. Units. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Units upon notice by the Global
Coordinator to the Companies setting forth the number of U.S. Option Units as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Units. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing
Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Units, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Units then being purchased which the number of Initial U.S.
Units set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Units, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional Units.

    (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Units shall be made at the offices of Brobeck, Phleger & Harrison LLP, 550 West C Street, Suite 1300, San Diego, California 92101, or at such other place as shall be agreed upon by the Global Coordinator and the Companies, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Companies (such time and date of payment and delivery being herein called "Closing Time").

    In addition, in the event that any or all of the U.S. Option Units are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Companies, on each Date of Delivery as specified in the notice from the Global Coordinator to the Companies.

    Payment shall be made to the Companies by wire transfer of immediately available funds to a bank account designated by the Companies against delivery to the U.S. Representatives of certificates for the respective accounts of the U.S. Underwriters of certificates for the U.S. Units to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Units and the U.S. Option Units, if any, that it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Units or the U.S. Option Units, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

    (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial U.S. Units and the U.S. Option Units, if any, shall be in such denominations and registered in such names as the U.S.

Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Units and the U.S. Option Units, if any, will be made available for examination and packaging by the U.S. Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

    SECTION 3. COVENANTS OF THE COMPANIES. Each of the Companies covenants with each U.S. Underwriter as follows:

         (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Companies, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Companies will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The Companies will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) FILING OF AMENDMENTS. The Companies will give the Global Coordinator notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

         (c) DELIVERY OF REGISTRATION STATEMENT. The Companies have furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters.
    The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) DELIVERY OF PROSPECTUSES. The Companies have delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Companies hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Companies will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Companies will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Companies, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time any such Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Companies will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Companies will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

         (f) RULE 158. The Companies will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (g) USE OF PROCEEDS. SDC II will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectuses under "Use of Proceeds".

         (h) LISTING. The Companies will use their best efforts to effect and maintain the quotation of the Units on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

         (i) RESTRICTION ON SALE OF DURA COMMON STOCK. During a period of 90 days from the date of the Prospectuses, Dura will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Dura Common Stock or any securities convertible into or exercisable or exchangeable for shares of Dura Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or
    (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Dura Common Stock whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Dura Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder or under the International Purchase Agreement, (B) any shares of Dura Common Stock issued by Dura upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in, or incorporated by reference into, the Prospectuses,
    (C) any shares of Dura Common Stock issued or options to purchase Dura Common Stock granted pursuant to existing employee benefit plans of Dura referred to in, or incorporated by reference into, the Prospectuses or (D) any shares of Dura Common Stock issued to stockholders of SDC in connection with the acquisition of all of the outstanding stock of SDC pursuant to a registration statement on Form S-3 filed with the Commission on October 15, 1997, as amended (No. 333-37955).

         (j) REPORTING REQUIREMENTS. The Companies, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (k) COMPLIANCE WITH NASD RULES. The Companies hereby agree that they will ensure that the Reserved Units will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The U.S. Underwriters will notify the Companies as to which persons will need to be so restricted. At the request of the Underwriters, the Companies will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Companies release, or seek to release, from such restrictions any of the Reserved Units, the Companies agree to reimburse the U.S. Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

    SECTION 4.     PAYMENT OF EXPENSES.

    (a) EXPENSES. SDC II will pay or cause to be paid all expenses incident to the performance of the Companies' obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Warrant Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters and the transfer of the Units between the U.S. Underwriters and the Managers, (iv) the fees and disbursements of the Companies' counsel, accountants and other advisors, (v) the fees and disbursements of SDC's counsel, accountants and other advisors, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Units,
(ix) all charges of the Warrant Agent, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Units, (xi) the fees and expenses incurred in connection with the listing of the Units, the SDC II Common Stock and the Warrants on the Nasdaq National Market and (xii) all costs and expenses of the U.S. Underwriters, including the fees and disbursements of counsel for the U.S. Underwriters, in connection with matters related to the Reserved Units that are designated by the Companies for sale to employees and others having a business relationship with the Companies.

    (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11, the Companies shall reimburse the U.S. Representatives for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

    SECTION 5. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Companies contained in
Section 1 hereof or in certificates of any officer of the Companies or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Companies of their covenants and other obligations hereunder, and to the following further conditions:

         (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Companies have elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) OPINION OF COUNSEL FOR THE COMPANIES. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Brobeck, Phleger & Harrison LLP, counsel for Dura and SDC II, in form and substance satisfactory to counsel for the U.S. Underwriters, and, to the extent provided in Exhibit A hereto, Mitchell R. Woodbury, General Counsel for Dura, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters, to the effect set forth in Exhibit A hereto.

         (c) OPINION OF PATENT COUNSEL FOR THE COMPANIES. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Lyon & Lyon LLP (solely with respect to patents concerning the Spiros products), patent counsel for the Companies, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit B hereto.

         (d) OPINION OF REGULATORY COUNSEL FOR THE COMPANIES. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Kleinfeld, Kaplan and Becker, regulatory counsel for the Companies, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit C hereto.

         (e) OPINION OF COUNSEL FOR THE U.S. UNDERWRITERS. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of

    Shearman & Sterling, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, with respect to the issuance and sale of the Units and other related matters as the Representatives may reasonably require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Companies and the Subsidiaries and certificates of public officials.

         (f) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any Dura Material Adverse Effect, SDC Material Adverse Effect or SDC II Material Adverse Effect, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of Dura and of the chief financial or chief accounting officer of Dura, and the President or a Vice President of SDC II and of the chief financial or chief accounting officer of SDC II, dated as of the Closing Time, to the effect that (i) there has been no such material adverse effect, (ii) the representations and warranties of Dura and SDC II set forth in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
    (iii) each of Dura and SDC II shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (g) ACCOUNTANTS' COMFORT LETTER. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (h) BRING-DOWN COMFORT LETTER. At Closing Time, the U.S. Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) APPROVAL OF LISTING. At Closing Time, the Units shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

         (j) NO OBJECTION. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) LOCK-UP AGREEMENTS. At the date of this Agreement, the U.S. Underwriters shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

         (l) PURCHASE OF INITIAL INTERNATIONAL UNITS. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Units under this Agreement, the Managers shall have purchased the Initial International Units under the International Purchase Agreement.

         (m) CONDITIONS TO PURCHASE OF U.S. OPTION UNITS. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Units, the representations and warranties of the Companies contained herein and the statements in any certificates furnished by the Companies and any Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

              (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the President or a Vice President of each of the Companies and of the chief financial or chief accounting officer of each of the Companies confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

              (ii) OPINIONS OF COUNSEL FOR THE COMPANIES. The favorable opinions of Brobeck, Phleger & Harrison LLP, counsel for the Companies, Lyon & Lyon, patent counsel for the Companies, and Kleinfeld, Kaplan and Becker, regulatory counsel for the Companies, each in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b), 5(c) and 5(d).

              (iii)OPINION OF COUNSEL FOR THE U.S. UNDERWRITERS. The favorable opinion of Shearman & Sterling, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e).

              (iv) BRING-DOWN COMFORT LETTER. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(h), except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (n) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Companies in connection with the issuance and sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

         (o)  TERMINATION OF AGREEMENT.  If any condition specified in this
    Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Units, on a Date of Delivery which is after the Closing Time, the obligations of the U.S. Underwriters to purchase the relevant U.S. Option Units, may be terminated by the U.S. Representatives by notice to the Companies at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

    SECTION 6.     INDEMNIFICATION.

    (a) INDEMNIFICATION OF U.S. UNDERWRITERS. The Companies, jointly and severally, agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Companies; and

         (iii)against any and all expense whatsoever, as incurred
    (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Companies by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

    (b) INDEMNIFICATION OF THE COMPANIES, DIRECTORS AND OFFICERS. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Companies, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls either of the Companies within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Companies by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

    (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Companies. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof
(whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

    (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    (e) INDEMNIFICATION FOR RESERVED UNITS. In connection with the offer and sale of the Reserved Units, the Companies agree, promptly upon a request in writing, to indemnify and hold harmless the U.S. Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible directors, officers, employees, business associates and related persons of the Companies to pay for and accept delivery of Reserved Units which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

    SECTION 7.     CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the U.S. Underwriters on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Companies on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Companies and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Units as set forth on such cover.

    The relative fault of the Companies on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Companies or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Companies and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of each of the Companies, each officer of each of the Companies who signed the Registration Statement, and each person, if any, who controls the Companies within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Companies. The U.S. Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial U.S. Units set forth opposite their respective names in Schedule A hereto and not joint.

    SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Companies or any Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Companies, and shall survive delivery of the Units to the U.S. Underwriters.

    SECTION 9.     TERMINATION OF AGREEMENT.

    (a) TERMINATION; GENERAL. The U.S. Representatives may terminate this Agreement, by notice to the Companies, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any Dura Material Adverse Effect or SDC II Material Adverse Effect, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Companies has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York or California authorities.

    (b)  LIABILITIES.  If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in

Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

    SECTION 10. DEFAULT BY ONE OR MORE OF THE U.S. UNDERWRITERS. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement (the "Defaulted Units"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, the non-defaulting U.S. Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

         (b) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the U.S. Underwriters to purchase and of the Companies to sell the U.S. Option Units to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

    No action taken pursuant to this Section 10 shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

    In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Companies to sell the relevant U.S. Option Units, as the case may be, either the U.S. Representatives or the Companies shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section.

    SECTION 11. DEFAULT BY THE COMPANIES. If the Companies shall fail at Closing Time or at the Date of Delivery to sell the number of Units that they are obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; PROVIDED, HOWEVER, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Companies from liability, if any, in respect of such default.

    SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281, attention of Cara Londin; notices to either of the Companies shall be directed to them at:

                   Dura Pharmaceuticals, Inc.
                   5880 Pacific Center Boulevard
                   San Diego, California  92121- 4204
                   Attn:  Mitchell R. Woodbury

    with a copy to:

                   Brobeck, Phleger & Harrison LLP
                   550 West "C" Street, Suite 1300
                   San Diego, California  92101
                   Attn:  Faye H. Russell

    SECTION 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters and the Companies and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Companies and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Companies and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

    SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of Dura and SDC II a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, Dura and SDC II in accordance with its terms.

                             Very truly yours,

                             DURA PHARMACEUTICALS, INC.


                             By:  __________________________
                                  Title:

                             SPIROS DEVELOPMENT CORPORATION II, INC.


                             By:  __________________________
                                  Title:


CONFIRMED AND ACCEPTED,
    as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:  ______________________________
         Authorized Signatory


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

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                                 SCHEDULE A


    Name of U.S. Underwriter                                      Number of
    ------------------------                                    Initial U.S.
                                                                   Units
                                                                   -----
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated...............................................
Donaldson, Lufkin & Jenrette Securities Corporation..........






                                                          -----------

Total..................................................   -----------
                                                          -----------

                                  Sch A - 1


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                                      SCHEDULE B


                       SPIROS DEVELOPMENT CORPORATION II, INC.
                              DURA PHARMACEUTICALS, INC.

                                  3,750,000 Units
                              Each Unit Consisting of
  One Share of Callable Common Stock of Spiros Development Corporation II, Inc.
                             and One Warrant to Purchase
        One-Fourth of One Share of Common Stock of Dura Pharmaceuticals, Inc.





    1. The initial public offering price per U.S. Unit, determined as provided in Section 2, shall be $____.

    2. The purchase price per U.S. Unit to be paid by the U.S. Underwriters shall be $____, being an amount equal to the initial public offering price set forth above less $____per U.S. Unit.

    3. The exercise price of the Warrants shall be $____per share of Dura Common Stock.

                                      Sch B - 1

                                      SCHEDULE C

                            [List of persons and entities
                                 subject to lock-up]

















                                      Sch C - 1

                                                                       EXHIBIT A

                 FORM OF OPINION OF COUNSEL FOR DURA, SDC II and SDC
                             TO BE DELIVERED PURSUANT TO
                                     SECTION 5(b)

    [For purposes of this opinion, to be delivered at the Closing Time, the term "Subsidiaries" includes SDC.]

    (i) Each of Dura and SDC II has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

    (ii) Each of Dura and SDC II has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and Prospectuses and, to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

   (iii) Each of Dura and SDC II is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Dura Material Adverse Effect or a SDC II Material Adverse Effect, as the case may be (which opinion as to Dura may be given by the General Counsel of Dura).

    (iv) The authorized capital stock of Dura conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement and Prospectuses. The authorized and outstanding shares of capital stock of Dura are as set forth under the caption "Capitalization" and have been duly and validly authorized and issued, are fully paid and non-assessable, and are not subject to any preemptive rights (the opinion called for by the last sentence of this paragraph (iv) may be given by the General Counsel of
Dura).

    (v) The authorized, capital stock of SDC II conforms as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and Prospectuses under the caption "Spiros Corp. II Capital Stock".

    (vi) The outstanding shares of Special Common Stock of SDC II are as set forth under the caption "Capitalization" and have been duly and validly authorized and issued, are, to our knowledge, fully paid and nonassessable, and are not subject to any preemptive rights.

   (vii) The Warrant Agreement has been duly authorized, executed and delivered by Dura and constitutes a legal, valid and binding obligation of Dura, enforceable against Dura in accordance to its terms.

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  (viii) The issuance of the Warrants has been duly authorized by Dura and, when duly executed, issued and delivered by Dura and countersigned by the Warrant Agent and when payment of the purchase price for the Units has been made, the Warrants will constitute valid and binding obligations of Dura entitled to the benefits of the Warrant Agreement. The Warrants are not subject to the preemptive rights of any stockholder of Dura. The Warrants conform as to legal matters in all material respects to the description thereof contained in the Registration Statement and the Prospectuses under the caption "Description of the Warrants."

    (ix) The shares of Dura Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for the issuance and, when and if issued upon such exercise and upon payment of the exercise price, in accordance with the terms of the Warrant Agreement, will be duly and validly authorized and issued, will be fully paid and nonassessable, and will not be subject to any preemptive or similar rights of any stockholder of Dura.

    (x) The issuance of the SDC II Common Stock has been duly authorized and, when issued and paid for as part of the Units as contemplated by the Purchase Agreements, will be validly issued, fully paid and non-assessable. Such SDC II Common Stock is not subject to the preemptive or similar rights of any stockholder of SDC II.

    (xi) To our knowledge, the Subsidiaries, are Dura's sole subsidiaries. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Dura Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary and SDC has been duly and validly authorized and issued, are fully paid and non-assessable and, to the best of our knowledge and information is owned by Dura free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive rights of any securityholder of such Subsidiary (the opinion called for by the last sentence of this paragraph (xi) may be given by the General Counsel of Dura).

   (xii) Each of the U.S. Purchase Agreement and the International Purchase Agreement has been duly authorized, executed and delivered by Dura and SDC II.

  (xiii) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Act. Any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To our knowledge, no stop order proceedings suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement have been instituted or threatened or are pending under the Act.

   (xiv) All descriptions in the Prospectuses of agreements and other instruments to which Dura, SDC II or the Subsidiaries are a party are accurate in all material respects. We know of no agreements required to be filed or described in the Prospectuses which are not so filed or described. To our knowledge, no breach or default exists under any agreement or instrument to which Dura, SDC II or any Subsidiary is a party and which is filed as an Exhibit to the Registration Statement or incorporated by reference therein (the opinion called for by the last two sentences of this paragraph (xiv) may be given by the General Counsel of Dura and SDC II).

    (xv) The form of certificate used to evidence the Units complies in all material respects with all applicable statutory requirements, and the requirements of the Nasdaq National Market.

   (xvi) To our knowledge, there is no legal or governmental proceeding pending or threatened to which Dura, any Subsidiary or SDC II is a party or to which any of the properties of Dura, any Subsidiary or SDC II is subject that is required to be described in the Registration Statement or the Prospectuses and is not so described, or of any statute or regulation, contract or other document that is required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

  (xvii) The statements in the Registration Statement under Item 14, to the extent that such statements constitute matters of law, summaries of documents contained therein or summaries of legal matters have been prepared by or reviewed by us and are correct in all material respects.

  (xviii) The September 30, 1997 offer and sale of 1,000 shares of SDC II common stock with an aggregate value of $1,000 by SDC II to Dura was exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Section 4(2) and/or Regulation D promulgated thereunder.

 (xix) None of Dura, any Subsidiary or SDC is in violation of its charter or by-laws and no default by Dura or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement (which opinion as to Dura may be given by the General Counsel of Dura).

   (xx) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than under the Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which no opinion is requested or given) is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement or for the offering, issuance, sale or delivery of the Units, the SDC II Common Stock, the Warrants, or the Dura Common Stock issuable upon exercise of the Warrants.

    (xxi) The execution, delivery by Dura of, and the performance by Dura of its obligations under the U.S. Purchase Agreement or the International Purchase Agreement and the Warrant Agreement and the issuance and sale of the Units contemplated thereby will not contravene any provision of applicable law or the certificate of incorporation or bylaws of Dura or any Subsidiaries, or, to our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Dura or any of its property or any Subsidiaries or any of their property, or, to our knowledge, constitute a breach or default or a Dura Repayment Event
(as defined in section 1(a)(xi) of the U.S. Purchase Agreement) under any agreement or other instrument binding upon Dura or any of the Subsidiaries, to which Dura or any of the Subsidiaries is a party and filed as an exhibit to the Registration Statement or an Incorporated Document.

   (xxii) The execution, delivery by Spiros II of, and the performance by Spiros II of its obligations under the U.S. Purchase Agreement and the International Purchase Agreement and the issuance and sale of the Units contemplated thereby will not contravene any provision of applicable law or the certificate of incorporation or bylaws of Spiros II, or, to our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Spiros II or any of its property, or, to our knowledge, constitute a breach or default or a SDC II Repayment Event (as defined in section 1(a)(xii) of the U.S. Purchase Agreement) under any agreement or other instrument binding upon Spiros II, to which Spiros II is a party and filed as an exhibit to the Registration Statement or an Incorporated Document.

   (xxiii) Each of the Major Agreements has been duly authorized, executed and delivered by Dura, SDC, DDSI and SDC II as applicable.

   (xxiv) To our knowledge, no holders of securities of Dura have rights against Dura which have not been waived to the registration of shares of Dura Common Stock or other securities, because of the filing of the Registration Statement by Dura or the offering contemplated thereby (this opinion may be given by the general counsel of Dura).

   (xxv) The Units have been duly authorized for quotation on the Nasdaq National Market, upon notice of official issuance.

   (xxvi) The statements in the Registration Statement and Prospectuses under the caption "United States Federal Income Tax Consequences" and "United States Taxation of Non-U.S. Persons" to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

   (xxvii) Neither Dura nor SDC II is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the 1940 Act.

         In addition to the foregoing, (i) we believe that each of the Incorporated Documents (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which no opinion is requested or given), when they became effective or were filed with the Commission, as the case may be, complied as to form when filed with the Commission in all material respects with the requirements of the Act and the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder; (ii) we believe that the Registration Statement, the Prospectuses and each amendment or supplement to the Registration Statement and Prospectuses (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no opinion is requested or given), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder; (iii) we confirm that nothing has come to our attention that has caused us to conclude that (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement) the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the lights of the circumstances under which they were made, not misleading or that (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement) the Prospectuses, on the date hereof, include an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

         In rendering such opinion, such counsel may rely (A) upon the opinions of Lyon & Lyon and Kleinfeld, Kaplan & Becker and Mitchell R. Woodbury, Esq. With respect to the matters opined upon by each, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of Dura or SDC II and public officials. Such opinion shall be subject to standard limitations, exclusions,
qualifications and assumptions.   Such opinion shall not state that it is to
be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT B


                               EXHIBIT B


                   FORM OF OPINION OF PATENT COUNSEL
        FOR DURA AND SDC II DELIVERED PURSUANT TO SECTION 5(C)


         (i) Dura owns U.S. patents and U.S. Foreign patent applications which are directed to Spiros and to certain uses of the Spiros product necessary to conduct the business of Dura and Spiros Corp. II as described in the Prospectuses. With regard to the business presently and as proposed to be conducted by Dura and Spiros Corp. II relating to the Spiros product as described in the Registration Statement and the Prospectuses, and, except as described therein, we have not received any notice of infringement of or conflict with, and does not otherwise know of any basis for notice of any such infringement of or conflict with, asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, technology or know-how relating to the Spiros product.

         (ii) To the extent that the statements relating to the Spiros product contained in the Registration Statement and Prospectuses under the subheadings "Risk Factors--Business Risks Related to Spiros Corp. II and Dura--Uncertainty Regarding Patents and Proprietary Technology; Unpredictability of Patent Protection - Spiros Corp. II," "Risk Factors - Business Risks Related to Spiros Corp. II and Dura" and the first paragraph of "Business of Spiros Corp. II -- Patents" refer to opinions of counsel or matters of law, patents or patent applications or purport to summarize the status of litigation or the provisions of statutes, regulations, contracts, agreements or other documents, such statements (A) have been prepared or reviewed by us and accurately reflect the status of any such patent applications, litigation, the provisions purported to be summarized and any of our opinions and (B) do not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                                                       EXHIBIT C


                        FORM OF OPINION OF REGULATORY COUNSEL
                                 FOR DURA AND SDC II
                              TO BE DELIVERED PURSUANT
                                   TO SECTION 5(d)


         (i) The descriptions in the Registration Statement of the statutes, regulations and legal or governmental proceedings or procedures relating to the FDA and the approval process relating to the products of Dura and SDC II are accurate in all material respects and are a fair summary of those statutes, regulations, proceedings or procedures.

         (ii) Nothing has come to our attention that leads us to believe that the descriptions of federal laws, regulations or rules relating to the manufacture or sale of Dura's products and the approval process relating thereto contained in the Registration Statement and the Prospectuses, including, without limitation, the portions of the Registration Statement and Prospectuses entitled "Risk Factors - Business Risks Related to Spiros Corp, II and Dura - Government Regulation; No Assurance of FDA Approval," and "Business of Dura - Government Regulation," contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

                                                                       EXHIBIT D

                                               October __, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION as Representatives of the several
    Underwriters to be named in the
    within mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209


    Re: Proposed Public Offering by Dura Pharmaceuticals, Inc. and Spiros Development Corporation II

Ladies and Gentlemen:

    The undersigned, a stockholder and/or officer and/or director of Dura Pharmaceuticals, Inc. ("Dura") understands that Merrill Lynch & Co. ("Merrill Lynch") and Donaldson, Lufkin & Jenrette ("DLJ") propose to enter into a Purchase Agreement (the "Purchase Agreement") with Dura and Spiros Development Corporation II ("SDC II") that will provide for the public offering of units comprised of the common stock of SDC II and warrants to purchase Dura's common stock (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or officer and/or director of Dura, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of ninety (90) days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) sell, offer to sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Dura's common stock (the "Dura Common Stock"), or any securities convertible into or exchangeable or exercisable for Dura Common Stock, whether now owned or hereafter acquired by the undersigned, or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, participate in, or request the filing of any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or
(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Dura Common Stock, whether any such swap or transaction is to be settled by delivery of Dura Common Stock or other securities, in cash or otherwise.

                                      Very truly yours,



                                      Signature: ________________________

                                      Print Name: ________________________